EMPLOYMENT AGREEMENT THIS EMPLOYMENT AGREEMENT (this “Agreement”) is entered into as of February 8, 2023, by and between Zeno Management, Inc., a Delaware corporation (the “Company”) and a wholly owned subsidiary of Zentalis Pharmaceuticals, Inc. (the “Parent”), and Iris Roth (“Executive”), and shall be effective as of the date of Executive’s commencement of employment with the Company (the “Effective Date”). WHEREAS, the Company desires to employ Executive, and Executive desires to commence employment with the Company, on the terms and conditions set forth in this Agreement. NOW, THEREFORE, in consideration of the mutual promises herein contained, the parties agree as follows: 1. Definitions. As used in this Agreement, the following terms shall have the following meanings: (a) “Board” means the Board of Directors of the Parent. (b) “Cause” means any of the following: (i) Executive’s unauthorized use or disclosure of confidential information or trade secrets of the Company or its affiliates or any material breach of a written agreement between Executive and the Company or any affiliate, including without limitation a material breach of any employment, confidentiality, non-compete, non-solicit or similar agreement; (ii) Executive’s commission of, indictment for or the entry of a plea of guilty or nolo contendere by Executive to, a felony under the laws of the United States or any state thereof or any crime involving dishonesty or moral turpitude (or any similar crime in any jurisdiction outside the United States); (iii) Executive’s gross negligence or willful misconduct or Executive’s willful or repeated failure or refusal to substantially perform assigned duties; (iv) any act of fraud, embezzlement, material misappropriation or dishonesty committed by Executive against the Company or its affiliates; or (v) any misconduct (including acts, omissions or statements that constitute misconduct) by Executive which the Company reasonably determines to be materially detrimental or damaging to the reputation, operations, prospects or business relations of the Company or its affiliates; provided, however, that prior to the determination that “Cause” under clauses (i), (iii), (iv) or (v) of this Section 1(b) has occurred, the Company shall (A) provide to Executive and her counsel in writing, in reasonable detail, the reasons for the determination that such “Cause” exists, (B) afford Executive a reasonable opportunity to remedy any such breach, (C) provide Executive an opportunity to be heard prior to the final decision to terminate Executive’s employment hereunder for such “Cause” and (D) make any decision that such “Cause” exists in good faith. The foregoing definition shall not in any way preclude or restrict the right of the Company or any successor or affiliate thereof to discharge or dismiss Executive for any other acts or omissions, but such other acts or omissions shall not be deemed, for purposes of this Agreement, to constitute grounds for termination for Cause. DocuSign Envelope ID: 67ABBAF9-C311-4B29-BCAC-0403902A0CE1

2 (c) “Change in Control” shall have the meaning ascribed to such term in the Zentalis Pharmaceuticals, Inc. 2020 Incentive Award Plan. (d) “Code” means the Internal Revenue Code of 1986, as amended from time to time, and the Treasury Regulations and other interpretive guidance issued thereunder. (e) “Good Reason” means the occurrence of any of the following events or conditions without Executive’s written consent: (i) a change in Executive’s position or responsibilities that represents a substantial reduction in her position or responsibilities as in effect immediately prior thereto; the assignment to Executive of any duties or responsibilities that are materially inconsistent with such position or responsibilities; or any removal of Executive from or failure to reappoint or reelect Executive to any of such positions, except in connection with the termination of Executive’s services for Cause, as a result of her Permanent Disability or death, or by Executive other than for Good Reason; (ii) a material reduction in Executive’s annual base salary; (iii) the Company requiring Executive (without Executive’s consent) to be based at any place outside a fifty (50)-mile radius of her then-current place of employment with the Company prior to any such relocation, except for reasonably required travel on the Company’s business; or (iv) any material breach by the Company or any affiliate of its obligations to Executive under any applicable employment or services agreement between Executive and the Company or such affiliate. Executive must provide written notice to the Company of the occurrence of any of the foregoing events or conditions without Executive’s written consent within sixty (60) days of the occurrence of such event. The Company or any successor or affiliate shall have a period of thirty (30) days to cure such event or condition after receipt of written notice of such event from Executive. Executive’s Separation from Service by reason of resignation from employment with the Company for Good Reason must occur within thirty (30) days following the expiration of the foregoing thirty (30) day cure period. (f) “Involuntary Termination” means (i) Executive’s Separation from Service by reason of Executive’s discharge by the Company other than for Cause, or (ii) Executive’s Separation from Service by reason of Executive’s resignation of employment with the Company for Good Reason. Executive’s Separation from Service by reason of Executive’s death or discharge by the Company following Executive’s Permanent Disability shall not constitute an Involuntary Termination. (g) Executive’s “Permanent Disability” shall be deemed to have occurred if Executive shall become physically or mentally incapacitated or disabled or otherwise unable fully to discharge her duties hereunder for a period of ninety (90) consecutive calendar days or for one hundred twenty (120) calendar days in any one hundred eighty (180) calendar-day period. The existence of Executive’s Permanent Disability shall be determined by the Company on the advice of a physician chosen by the Company and the Company reserves the right to have Executive examined by a physician chosen by the Company at the Company’s expense. (h) “Separation from Service,” with respect to Executive, means Executive’s “separation from service,” as defined in Treasury Regulation Section 1.409A-1(h). DocuSign Envelope ID: 67ABBAF9-C311-4B29-BCAC-0403902A0CE1

3 (i) “Stock Awards” means all stock options, restricted stock and such other awards granted pursuant to the Company’s stock option and equity incentive award plans or agreements and any shares of stock issued upon exercise thereof, including the Options and the RSUs (as defined below). 2. Services to Be Rendered. (a) Duties and Responsibilities. Executive shall serve as Chief Operating Officer of the Company. In the performance of such duties, Executive shall report directly to, and shall be subject to the direction of, the Chief Executive Officer of the Company (the “Supervising Officer”) and to such limits upon Executive’s authority as the Supervising Officer may from time to time impose. In the event of the Supervising Officer’s unavailability or incapacity, Executive shall report directly to the Board. Executive hereby consents to serve as an officer and/or director of the Company, Parent or any subsidiary or affiliate thereof without any additional salary or compensation, if so requested by the Board or the Supervising Officer. Executive shall be employed by the Company on a full time basis. Executive shall perform the services required by this Agreement remotely from her home office in Los Altos, CA. Executive will also be expected to travel to the Company’s locations as needed in connection with her duties, provided that the expenses incurred by Executive related to such travel shall be reimbursed by the Company in accordance with Section 3(d). Executive shall be subject to and comply with the policies and procedures generally applicable to similarly situated executives of the Company to the extent the same are not inconsistent with any term of this Agreement. (b) Exclusive Services. Executive shall at all times faithfully, industriously and to the best of her ability, experience and talent perform all of the duties that may be assigned to Executive hereunder and shall devote substantially all of her productive time and efforts to the performance of such duties. Subject to the terms of the Proprietary Information and Inventions Agreement referred to in Section 5(b), this shall not preclude Executive from (i) serving on industry, trade, civic, or charitable boards or committees; or (ii) managing personal, family and other investments; provided that such activities do not interfere with her duties to the Company, as determined in good faith by the Supervising Officer or the Board. 3. Compensation and Benefits. The Company shall pay or provide, as the case may be, to Executive the compensation and other benefits and rights set forth in this Section 3. (a) Base Salary. The Company shall pay to Executive a base salary of $434,476 per year, payable in accordance with the Company’s usual pay practices (and in any event no less frequently than monthly). Executive’s base salary shall be subject to review for increase annually by and at the sole discretion of the Board or its designee. (b) Annual Bonus. Executive shall participate in any annual bonus plan that the Board or its designee may approve for the similarly situated executives of the Company. In addition to Executive’s base salary, Executive may be eligible to earn, for each fiscal year of the Company ending during the term of Executive’s employment with the Company, an annual cash performance bonus under the Company’s bonus plan, as approved from time to time by the Board. Executive’s target bonus under any such annual bonus plan shall be forty percent (40%) of Executive’s base salary actually paid for the year to which such annual bonus relates (the “Target Bonus”). Executive’s actual annual bonus will be determined on the basis of Executive’s and/or the Company’s or its affiliates’ attainment of financial or other performance criteria established by the Board or its designee in accordance with the terms and conditions of such bonus plan. Except as otherwise provided in this Agreement, Executive must be employed by the Company on the date of payment of such annual bonus in order to be eligible to receive such annual bonus. Executive hereby acknowledges and agrees that nothing contained herein confers DocuSign Envelope ID: 67ABBAF9-C311-4B29-BCAC-0403902A0CE1

4 upon Executive any right to an annual bonus in any year, and that whether the Company pays Executive an annual bonus and the amount of any such annual bonus will be determined by the Company in its sole discretion. (c) Benefits. Executive shall be entitled to participate in benefits under the Company’s benefit plans and arrangements, including, without limitation, any employee benefit plan or arrangement made available in the future by the Company to its similarly situated executives, subject to and on a basis consistent with the terms, conditions and overall administration of such plans and arrangements. The Company shall have the right to amend or delete any such benefit plan or arrangement made available by the Company to its similarly situated executives and not otherwise specifically provided for herein. (d) Expenses. The Company shall reimburse Executive for reasonable out-of-pocket business expenses incurred in connection with the performance of her duties hereunder, subject to such policies as the Company may from time to time establish, and Executive furnishing the Company with evidence in the form of receipts satisfactory to the Company substantiating the claimed expenditures. (e) Paid Time Off. Executive shall be entitled to such periods of paid time off (“PTO”) each year as provided from time to time under the Company’s PTO policy and as otherwise provided for similarly situated executives; provided, however, that Executive shall be entitled to a minimum of twenty (20) days of PTO per year. (f) Initial Equity Awards. (i) Subject to the approval of the Board or the Compensation Committee of the Board, on the first trading day of the month following the Effective Date, or if the Effective Date is itself the first trading day of a month, on the Effective Date, Executive will be granted stock options (the “Options”) to purchase 297,500 shares of the Parent’s common stock. The Options will have an exercise price equal to the fair market value of Parent’s common stock on the date of grant. The Options will be subject to the terms and conditions of the Zentalis Pharmaceuticals, Inc. 2020 Incentive Award Plan, as amended (the “Plan”), pursuant to which they will be granted, and Executive’s award agreement. The vesting commencement date shall be February 6, 2023 (the “Vesting Commencement Date”). The Options shall vest over a four (4) year vesting schedule, with twenty-five percent (25%) of the Options vesting on the first anniversary of the Vesting Commencement Date and the remaining Options vesting in equal monthly installments over the three (3) years thereafter. (ii) Subject to the approval of the Board or the Compensation Committee of the Board, on the first trading day of the month following the Effective Date, or if the Effective Date is itself the first trading of a month, on the Effective Date, Executive will be granted restricted stock units (the “RSUs”) with respect to 52,500 shares of Parent’s common stock. The RSUs will be subject to the terms and conditions of the Plan, pursuant to which they will be granted, and Employee’s award agreement. The RSUs shall vest in four (4) equal annual installments on each of the first, second, third and fourth anniversaries of the Vesting Commencement Date, subject to Executive’s continued employment or service through the applicable vesting date. (g) Equity and Other Benefit Plans. Executive shall be entitled to participate in any equity or other employee benefit plan that is generally available to similarly situated executives of the Company. Except as otherwise provided in this Agreement, Executive’s participation in and benefits under any such plan shall be on the terms and subject to the conditions specified in the governing document of the particular plan. DocuSign Envelope ID: 67ABBAF9-C311-4B29-BCAC-0403902A0CE1

5 (h) Certain Payments by the Company. Executive is entitled to receive certain cash payments intended to gross-up Executive for certain taxes, under the circumstances set forth in, and subject to the terms and conditions of, Appendix I hereto. 4. Severance. Executive shall be entitled to receive benefits upon a Separation from Service only as set forth in this Section 4: (a) At-Will Employment; Termination. The Company and Executive acknowledge that Executive’s employment is and shall continue to be at-will, as defined under applicable law, and that Executive’s employment with the Company may be terminated by either party at any time for any or no reason, with or without notice. If Executive’s employment terminates for any reason, Executive shall not be entitled to any payments, benefits, damages, awards or compensation other than as provided in this Agreement. Executive’s employment under this Agreement shall be terminated immediately on the death of Executive. (b) Severance Upon Involuntary Termination. Subject to Sections 4(d) and 9(o) and Executive’s continued compliance with Section 5, if Executive’s employment is Involuntarily Terminated, Executive shall be entitled to receive, in lieu of any severance benefits to which Executive may otherwise be entitled under any severance plan or program of the Company, the benefits provided below: (i) the Company shall pay to Executive her fully earned but unpaid base salary, when due, through the date of Executive’s Involuntary Termination at the rate then in effect, accrued and unused PTO, plus all other benefits, if any, under any Company group retirement plan, nonqualified deferred compensation plan, equity award plan or agreement, health benefits plan or other Company group benefit plan to which Executive may be entitled pursuant to the terms of such plans or agreements at the time of Executive’s Involuntary Termination (the “Accrued Obligations”); (ii) Executive shall be entitled to receive severance pay in an amount equal to (A) Executive’s monthly base salary as in effect immediately prior to the date of Executive’s Involuntary Termination, multiplied by (B) nine (9), which amount shall be payable in a lump sum sixty (60) days following Executive’s Involuntary Termination; (iii) Executive shall be entitled to receive Executive’s Target Bonus for the year in which Executive’s Involuntary Termination occurs, prorated for the portion of the year that has elapsed prior to the date of Executive’s Involuntary Termination, which amount shall be payable in a lump sum sixty (60) days following Executive’s Involuntary Termination; (iv) for the period beginning on the date of Executive’s Involuntary Termination and ending on the date which is nine (9) full months following the date of Executive’s Involuntary Termination (or, if earlier, (A) the date on which the applicable continuation period under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”) expires or (B) the date Executive becomes eligible to receive the equivalent or increased healthcare coverage by means of subsequent employment or self-employment) (such period, the “COBRA Coverage Period”), if Executive and/or her eligible dependents who were covered under the Company’s health insurance plans as of the date of Executive’s Involuntary Termination elect to have COBRA coverage and are eligible for such coverage, the Company shall pay for or reimburse Executive on a monthly basis for an amount equal to (1) the monthly premium Executive and/or her covered dependents, as applicable, are required to pay for continuation coverage pursuant to COBRA for Executive and/or her eligible dependents, as applicable, who were covered under the Company’s health plans as of the date of Executive’s Involuntary Termination (calculated by reference to the premium as of the date of Executive’s Involuntary DocuSign Envelope ID: 67ABBAF9-C311-4B29-BCAC-0403902A0CE1

6 Termination) less (2) the amount Executive would have had to pay to receive group health coverage for Executive and/or her covered dependents, as applicable, based on the cost sharing levels in effect on the date of Executive’s Involuntary Termination. If any of the Company’s health benefits are self-funded as of the date of Executive’s Involuntary Termination, or if the Company cannot provide the foregoing benefits in a manner that is exempt from Section 409A (as defined below) or that is otherwise compliant with applicable law (including, without limitation, Section 2716 of the Public Health Service Act), instead of providing the payments or reimbursements as set forth above, the Company shall instead pay to Executive the foregoing monthly amount as a taxable monthly payment for the COBRA Coverage Period (or any remaining portion thereof). Executive shall be solely responsible for all matters relating to continuation of coverage pursuant to COBRA, including, without limitation, the election of such coverage and the timely payment of premiums. Executive shall notify the Company immediately if Executive becomes eligible to receive the equivalent or increased healthcare coverage by means of subsequent employment or self-employment; and (v) (A) in the event of Executive’s Involuntary Termination within eighteen (18) months following a Change in Control, (1) the references to nine (9) months in clauses (ii) and (iv) shall be increased to twelve (12) months, and (2) the Target Bonus payable pursuant to clause (iii) shall not be subject to proration, which amount shall be payable as provided in clause (iii) above, and (B) in the event of Executive’s Involuntary Termination at any time following a Change in Control, all of Executive’s Stock Awards will vest on an accelerated basis effective as of the date of Executive’s Involuntary Termination. The foregoing provision (B) is hereby deemed to be a part of each Stock Award and to supersede any less favorable provision in any agreement or plan regarding such Stock Award (and, for the avoidance of doubt, if any Stock Award is subject to more favorable vesting pursuant to any agreement or plan regarding such Stock Award, such more favorable provisions shall continue to apply and shall not be limited by this clause (v)). (c) Termination for Cause, Voluntary Resignation Without Good Reason, Death or Termination for Permanent Disability. In the event of Executive’s termination of employment as a result of Executive’s discharge by the Company for Cause, Executive’s resignation without Good Reason, Executive’s death or Executive’s termination of employment following Executive’s Permanent Disability, the Company shall not have any other or further obligations to Executive under this Agreement (including any financial obligations) except that Executive shall be entitled to receive the Accrued Obligations. The foregoing shall be in addition to, and not in lieu of, any and all other rights and remedies which may be available to the Company under the circumstances, whether at law or in equity. (d) Release. As a condition to Executive’s receipt of any post-termination benefits pursuant to Section 4(b) above, Executive shall execute and not revoke a general release of all claims in favor of the Company and its affiliates (the “Release”) in the form attached hereto as Exhibit A. In the event the Release does not become effective within the fifty-five (55) day period following the date of Executive’s Involuntary Termination, Executive shall not be entitled to the aforesaid payments and benefits. (e) Exclusive Remedy. Except as otherwise expressly required by law (e.g., COBRA) or as specifically provided herein, all of Executive’s rights to salary, severance, benefits, bonuses and other amounts hereunder (if any) accruing after the termination of Executive’s employment shall cease upon such termination. In the event of Executive’s termination of employment with the Company, Executive’s sole remedy shall be to receive the payments and benefits described in this Section 4. In addition, Executive acknowledges and agrees that she is not entitled to any reimbursement by the Company for any taxes payable by Executive as a result of the payments and benefits received by Executive pursuant to this Section 4, including, without limitation, any excise tax imposed by Section 4999 of the Code. Any payments made to Executive under this Section 4 shall be inclusive of any amounts DocuSign Envelope ID: 67ABBAF9-C311-4B29-BCAC-0403902A0CE1

7 or benefits to which Executive may be entitled pursuant to the Worker Adjustment and Retraining Notification Act, 29 U.S.C. Sections 2101 et seq., and the Department of Labor regulations thereunder, or any similar state statute. (f) No Mitigation. Except as otherwise provided in Section 4(b)(iv) above, Executive shall not be required to mitigate the amount of any payment provided for in this Section 4 by seeking other employment or otherwise, nor shall the amount of any payment or benefit provided for in this Section 4 be reduced by any compensation earned by Executive as the result of employment by another employer or self-employment or by retirement benefits; provided, however, that loans, advances or other amounts owed by Executive to the Company may be offset by the Company against amounts payable to Executive under this Section 4. (g) Termination of Offices and Directorships; Return of the Company’s Property. Upon termination of the Executive’s employment for any reason, unless otherwise specified in a written agreement between the Executive and the Company, the Executive shall be deemed to have resigned from all offices, directorships, and other employment positions, if any, then held with the Company, and shall take all actions reasonably requested by the Company to effectuate the foregoing. In addition, in the event of Executive’s termination of employment for any reason, the Company shall have the right, at its option, to require Executive to vacate her offices prior to or on the effective date of separation and to cease all activities on the Company’s behalf. Upon Executive’s termination of employment in any manner, as a condition to Executive’s receipt of any severance benefits described in this Agreement, Executive shall immediately surrender to the Company all lists, books and records of, or in connection with, the Company’s business, and all other property belonging to the Company, it being distinctly understood that all such lists, books and records, and other documents, are the property of the Company. Executive shall deliver to the Company a signed statement certifying compliance with this Section 4(g) prior to the receipt of any severance benefits described in this Agreement. 5. Certain Covenants. (a) Noncompetition. Except as may otherwise be approved by the Board, during the term of Executive’s employment, Executive shall not have any ownership interest (of record or beneficial) in, or have any interest as an employee, salesman, consultant, officer or director in, or otherwise aid or assist in any manner, any firm, corporation, partnership, proprietorship or other business that engages in any county, city or part thereof in the United States and/or any foreign country in a business which competes directly or indirectly (as determined by the Board) with the Company’s business in such county, city or part thereof, so long as the Company, or any successor in interest of the Company to the business and goodwill of the Company, remains engaged in such business in such county, city or part thereof or continues to solicit customers or potential customers therein; provided, however, that Executive may own, directly or indirectly, solely as an investment, securities of any entity which are traded on any national securities exchange if Executive (i) is not a controlling person of, or a member of a group which controls, such entity; or (ii) does not, directly or indirectly, own one percent (1%) or more of any class of securities of any such entity. (b) Confidential Information. Executive and the Company have entered into the Company’s standard proprietary information and inventions assignment agreement (the “Proprietary Information and Inventions Agreement”). Executive agrees to perform each and every obligation of Executive therein contained. (c) Solicitation of Employees. During the term of Executive’s employment or service and for one (1) year thereafter (the “Restricted Period”), Executive will not, either directly or through others, solicit or attempt to solicit any employee, independent contractor or consultant of the DocuSign Envelope ID: 67ABBAF9-C311-4B29-BCAC-0403902A0CE1

8 Company or its affiliates to terminate her relationship with the Company or its affiliates in order to become an employee, consultant or independent contractor to or for any other person or entity, or otherwise encourage or solicit any employee of the Company or its affiliates to leave the Company or such affiliates for any reason or to devote less than all of any such employee’s efforts to the affairs of the Company; provided that the foregoing shall not affect any responsibility Executive may have as an employee of the Company with respect to the bona fide hiring and firing of Company personnel. (d) Solicitation of Consultants. Executive shall not during the term of Executive’s employment or service and for the Restricted Period, directly or indirectly, hire, solicit or encourage to cease work with the Company or any of its affiliates any consultant then under contract with the Company or any of its affiliates. (e) Nondisparagement. Executive agrees that neither she nor anyone acting by, through, under or in concert with her shall disparage or otherwise communicate negative statements or opinions about the Company, Parent, or their respective board members, officers, employees or businesses. The Company agrees that neither its board members nor officers, nor the Board members or officers of Parent, shall disparage or otherwise communicate negative statements or opinions about Executive. Except as may be required by law, neither Executive, nor any member of Executive’s family, nor anyone else acting by, through, under or in concert with Executive will disclose to any individual or entity (other than Executive’s legal or tax advisors) the terms of this Agreement. (f) Rights and Remedies Upon Breach. If Executive breaches or threatens to commit a breach of any of the provisions of this Section 5 (the “Restrictive Covenants”), the Company shall have the following rights and remedies, each of which rights and remedies shall be independent of the other and severally enforceable, and all of which rights and remedies shall be in addition to, and not in lieu of, any other rights and remedies available to the Company under law or in equity: (i) Specific Performance. The right and remedy to have the Restrictive Covenants specifically enforced by any court having equity jurisdiction, all without the need to post a bond or any other security or to prove any amount of actual damage or that money damages would not provide an adequate remedy, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to the Company and that money damages will not provide adequate remedy to the Company; and (ii) Accounting and Indemnification. The right and remedy to require Executive (A) to account for and pay over to the Company all compensation, profits, monies, accruals, increments or other benefits derived or received by Executive or any associated party deriving such benefits as a result of any such breach of the Restrictive Covenants; and (B) to indemnify the Company against any other losses, damages (including special and consequential damages), costs and expenses, including actual attorneys’ fees and court costs, which may be incurred by them and which result from or arise out of any such breach or threatened breach of the Restrictive Covenants. (g) Severability of Covenants/Blue Pencilling. If any court determines that any of the Restrictive Covenants, or any part thereof, is invalid or unenforceable, the remainder of the Restrictive Covenants shall not thereby be affected and shall be given full effect, without regard to the invalid portions. If any court determines that any of the Restrictive Covenants, or any part thereof, are unenforceable because of the duration of such provision or the area covered thereby, such court shall have the power to reduce the duration or area of such provision and, in its reduced form, such provision shall then be enforceable and shall be enforced. Executive hereby waives any and all right to attack the validity of the Restrictive Covenants on the grounds of the breadth of their geographic scope or the length of their term. DocuSign Envelope ID: 67ABBAF9-C311-4B29-BCAC-0403902A0CE1

9 (h) Enforceability in Jurisdictions. The Company and Executive intend to and do hereby confer jurisdiction to enforce the Restrictive Covenants upon the courts of any jurisdiction within the geographical scope of such covenants. If the courts of any one or more of such jurisdictions hold the Restrictive Covenants wholly unenforceable by reason of the breadth of such scope or otherwise, it is the intention of the Company and Executive that such determination not bar or in any way affect the right of the Company to the relief provided above in the courts of any other jurisdiction within the geographical scope of such covenants, as to breaches of such covenants in such other respective jurisdictions, such covenants as they relate to each jurisdiction being, for this purpose, severable into diverse and independent covenants. (i) Whistleblower Provision. Nothing herein shall be construed to prohibit Executive from communicating directly with, cooperating with, or providing information to, any government regulator, including, but not limited to, the U.S. Securities and Exchange Commission, the U.S. Commodity Futures Trading Commission, or the U.S. Department of Justice. Executive acknowledges that the Company has provided Executive with the following notice of immunity rights in compliance with the requirements of the Defend Trade Secrets Act: (i) Executive shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of proprietary information that is made in confidence to a Federal, State, or local government official or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, (ii) Executive shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of proprietary information that is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal and (iii) if Executive files a lawsuit for retaliation by the Company for reporting a suspected violation of law, Executive may disclose the proprietary information to Executive’s attorney and use the proprietary information in the court proceeding, if Executive files any document containing the proprietary information under seal, and does not disclose the proprietary information, except pursuant to court order. (j) Definitions. For purposes of this Section 5, the term “Company” means not only Zeno Management, Inc., but also Parent as well as any company, partnership or entity which, directly or indirectly, controls, is controlled by or is under common control with Zeno Management, Inc. 6. Insurance; Indemnification. (a) Insurance. The Company shall have the right to take out life, health, accident, “key-man” or other insurance covering Executive, in the name of the Company and at the Company’s expense in any amount deemed appropriate by the Company. Executive shall assist the Company in obtaining such insurance, including, without limitation, submitting to any required examinations and providing information and data required by insurance companies. (b) Indemnification. Executive will be provided with indemnification against third party claims related to her work for the Company to the maximum extent permitted by Delaware law. The Company shall provide Executive with directors and officers liability insurance coverage at least as favorable as that which the Company may maintain from time to time for similarly situated executives. 7. Arbitration. Any dispute, claim or controversy based on, arising out of or relating to Executive’s employment or this Agreement shall be settled by final and binding arbitration in San Diego, CA, before a single neutral arbitrator in accordance with the JAMS Employment Arbitration Rules and Procedures (the “Rules”), and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction. The Rules may be found online at www.jamsadr.com and will be provided to Executive upon request. If the parties are unable to agree upon an arbitrator, one shall be appointed by JAMS in accordance with its Rules. Each party shall pay the fees of its own attorneys, the expenses of DocuSign Envelope ID: 67ABBAF9-C311-4B29-BCAC-0403902A0CE1

10 its witnesses and all other expenses connected with presenting its case; provided, however, Executive and the Company agree that, to the extent permitted by law, the arbitrator may, in such arbitrator’s discretion, award reasonable attorneys’ fees to the prevailing party. Other costs of the arbitration, including the cost of any record or transcripts of the arbitration, JAMS administrative fees, the fee of the arbitrator, and all other fees and costs, shall be borne by the Company. This Section 7 is intended to be the exclusive method for resolving any and all claims by the parties against each other for payment of damages under this Agreement or relating to Executive’s employment; provided, however, that Executive shall retain the right to file administrative charges with or seek relief through any government agency of competent jurisdiction, and to participate in any government investigation, including but not limited to (a) claims for workers’ compensation, state disability insurance or unemployment insurance; (b) administrative claims brought before any state or federal governmental authority; provided, however, that any appeal from an award or from denial of an award of wages and/or waiting time penalties shall be arbitrated pursuant to the terms of this Agreement; and (c) claims for administrative relief from the United States Equal Employment Opportunity Commission and/or any similar state agency in any applicable jurisdiction); provided, further, that Executive shall not be entitled to obtain any monetary relief through such agencies other than workers’ compensation benefits or unemployment insurance benefits. This Agreement shall not limit either party’s right to obtain any provisional remedy, including, without limitation, injunctive or similar relief, from any court of competent jurisdiction as may be necessary to protect their rights and interests pending the outcome of arbitration, including without limitation injunctive relief, in any court of competent jurisdiction. Seeking any such relief shall not be deemed to be a waiver of such party’s right to compel arbitration. Both Executive and the Company expressly waive their right to a jury trial. 8. General Relationship. Executive shall be considered an employee of the Company within the meaning of all federal, state and local laws and regulations including, but not limited to, laws and regulations governing unemployment insurance, workers’ compensation, industrial accident, labor and taxes. 9. Miscellaneous. (a) Modification; Prior Claims. This Agreement and the Proprietary Information and Inventions Agreement (and the other documents referenced therein) set forth the entire understanding of the parties with respect to the subject matter hereof, and supersede all existing agreements between them concerning such subject matter, including any offer letter between the Company and Executive. This Agreement may be amended or modified only with the written consent of Executive and an authorized representative of the Company. No oral waiver, amendment or modification will be effective under any circumstances whatsoever. (b) Assignment; Assumption by Successor. The rights of the Company under this Agreement may, without the consent of Executive, be assigned by the Company, in its sole and unfettered discretion, to any person, firm, corporation or other business entity which at any time, whether by purchase, merger or otherwise, directly or indirectly, acquires all or substantially all of the assets or business of the Company. The Company will require any successor (whether direct or indirect, by purchase, merger or otherwise) to all or substantially all of the business or assets of the Company expressly to assume and to agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place; provided, however, that no such assumption shall relieve the Company of its obligations hereunder. As used in this Agreement, the “Company” shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law or otherwise. DocuSign Envelope ID: 67ABBAF9-C311-4B29-BCAC-0403902A0CE1

11 (c) Survival. The covenants, agreements, representations and warranties contained in or made in Sections 4, 5, 6, 7 and 9 of this Agreement shall survive Executive’s termination of employment. (d) Third-Party Beneficiaries. Except as expressly set forth herein, this Agreement does not create, and shall not be construed as creating, any rights enforceable by any person not a party to this Agreement. (e) Waiver. The failure of either party hereto at any time to enforce performance by the other party of any provision of this Agreement shall in no way affect such party’s rights thereafter to enforce the same, nor shall the waiver by either party of any breach of any provision hereof be deemed to be a waiver by such party of any other breach of the same or any other provision hereof. (f) Section Headings. The headings of the several sections in this Agreement are inserted solely for the convenience of the parties and are not a part of and are not intended to govern, limit or aid in the construction of any term or provision hereof. (g) Notices. Any notice required or permitted by this Agreement shall be in writing and shall be delivered as follows with notice deemed given as indicated: (i) by personal delivery when delivered personally; (ii) by overnight courier upon written verification of receipt; (iii) by email, telecopy or facsimile transmission upon acknowledgment of receipt of electronic transmission; or (iv) by certified or registered mail, return receipt requested, upon verification of receipt. Notice shall be sent to Executive at the address listed on the Company’s personnel records and to the Company at its principal place of business, or such other address as either party may specify in writing. (h) Severability. All Sections, clauses and covenants contained in this Agreement are severable, and in the event any of them shall be held to be invalid by any court, this Agreement shall be interpreted as if such invalid Sections, clauses or covenants were not contained herein. (i) Governing Law and Venue. This Agreement is to be governed by and construed in accordance with the laws of the State of California applicable to contracts made and to be performed wholly within such State, and without regard to the conflicts of laws principles thereof. Except as provided in Sections 5 and 7, any suit brought hereon shall be brought in the state or federal courts sitting in San Diego, CA, the parties hereto hereby waiving any claim or defense that such forum is not convenient or proper. Each party hereby agrees that any such court shall have in personam jurisdiction over it and consents to service of process in any manner authorized by California law. (j) Non-transferability of Interest. None of the rights of Executive to receive any form of compensation payable pursuant to this Agreement shall be assignable or transferable except through a testamentary disposition or by the laws of descent and distribution upon the death of Executive. Any attempted assignment, transfer, conveyance, or other disposition (other than as aforesaid) of any interest in the rights of Executive to receive any form of compensation to be made by the Company pursuant to this Agreement shall be void. (k) Gender. Where the context so requires, the use of the masculine gender shall include the feminine and/or neuter genders and the singular shall include the plural, and vice versa, and the word “person” shall include any corporation, firm, partnership or other form of association. (l) Counterparts; Facsimile or .pdf Signatures. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered will be deemed an original, and all of which together shall constitute one and the same agreement. This Agreement may be executed DocuSign Envelope ID: 67ABBAF9-C311-4B29-BCAC-0403902A0CE1

12 and delivered by facsimile or by .pdf file and upon such delivery the facsimile or .pdf signature will be deemed to have the same effect as if the original signature had been delivered to the other party. (m) Construction. The language in all parts of this Agreement shall in all cases be construed simply, according to its fair meaning, and not strictly for or against any of the parties hereto. Without limitation, there shall be no presumption against any party on the ground that such party was responsible for drafting this Agreement or any part thereof. (n) Withholding and Other Deductions. All compensation payable to Executive hereunder shall be subject to such deductions as the Company is from time to time required to make pursuant to law, governmental regulation or order. (o) Code Section 409A. (i) This Agreement is not intended to provide for any deferral of compensation subject to Section 409A of the Code, and, accordingly, the severance payments payable under Sections 4(b)(ii), (iii) and (v) shall be paid no later than the later of: (A) the fifteenth (15th) day of the third month following Executive’s first taxable year in which such amounts are no longer subject to a substantial risk of forfeiture, and (B) the fifteenth (15th) day of the third month following first taxable year of the Company in which such amounts are is no longer subject to substantial risk of forfeiture, as determined in accordance with Code Section 409A and any Treasury Regulations and other guidance issued thereunder. To the extent applicable, this Agreement shall be interpreted in accordance with Code Section 409A and Department of Treasury regulations and other interpretive guidance issued thereunder. Each series of installment payments made under this Agreement is hereby designated as a series of “separate payments” within the meaning of Section 409A of the Code. For purposes of this Agreement, all references to Executive’s “termination of employment” shall mean Executive’s Separation from Service. (ii) If Executive is a “specified employee” (as defined in Section 409A of the Code), as determined by the Company in accordance with Section 409A of the Code, on the date of Executive’s Separation from Service, to the extent that the payments or benefits under this Agreement are subject to Section 409A of the Code and the delayed payment or distribution of all or any portion of such amounts to which Executive is entitled under this Agreement is required in order to avoid a prohibited distribution under Section 409A(a)(2)(B)(i) of the Code, then such portion deferred pursuant to this Section 9(o)(ii) shall be paid or distributed to Executive in a lump sum on the earlier of (A) the date that is six (6)-months following Executive’s Separation from Service, (B) the date of Executive’s death or (C) the earliest date as is permitted under Section 409A of the Code. Any remaining payments due under the Agreement shall be paid as otherwise provided herein. (iii) To the extent applicable, this Agreement shall be interpreted in accordance with the applicable exemptions from Section 409A of the Code. If Executive and the Company determine that any payments or benefits payable under this Agreement intended to comply with Sections 409A(a)(2), (3) and (4) of the Code do not comply with Section 409A of the Code, Executive and the Company agree to amend this Agreement, or take such other actions as Executive and the Company deem reasonably necessary or appropriate, to comply with the requirements of Section 409A of the Code and the Treasury Regulations thereunder (and any applicable transition relief) while preserving the economic agreement of the parties. To the extent that any provision in this Agreement is ambiguous as to its compliance with Section 409A of the Code, the provision shall be read in such a manner that no payments payable under this Agreement shall be subject to an “additional tax” as defined in Section 409A(a)(1)(B) of the Code. DocuSign Envelope ID: 67ABBAF9-C311-4B29-BCAC-0403902A0CE1

13 (iv) Any reimbursement of expenses or in-kind benefits payable under this Agreement shall be made in accordance with Treasury Regulation Section 1.409A-3(i)(1)(iv) and shall be paid on or before the last day of Executive’s taxable year following the taxable year in which Executive incurred the expenses. The amount of expenses reimbursed or in-kind benefits payable during any taxable year of Executive’s shall not affect the amount eligible for reimbursement or in-kind benefits payable in any other taxable year of Executive’s, and Executive’s right to reimbursement for such amounts shall not be subject to liquidation or exchange for any other benefit. [SIGNATURE PAGE FOLLOWS] DocuSign Envelope ID: 67ABBAF9-C311-4B29-BCAC-0403902A0CE1

SIGNATURE PAGE TO EMPLOYMENT AGREEMENT IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above. ZENO MANAGEMENT, INC. By: Name: Kimberly Blackwell, M.D. Title: Chief Executive Officer EXECUTIVE Iris Roth, Ph.D. DocuSign Envelope ID: 67ABBAF9-C311-4B29-BCAC-0403902A0CE1

1 EXHIBIT A GENERAL RELEASE OF CLAIMS [The language in this Release may change based on legal developments and evolving best practices; this form is provided as an example of what will be included in the final Release document.] This General Release of Claims (“Release”) is entered into as of this _____ day of ________, ____, between Iris Roth, Ph.D. (“Executive”), and Zeno Management, Inc. (the “Company”) (collectively referred to herein as the “Parties”). WHEREAS, Executive and the Company are parties to that certain Employment Agreement dated as of February 8, 2023 (the “Agreement”); WHEREAS, the Parties agree that Executive is entitled to certain severance benefits under the Agreement, subject to Executive’s execution of this Release; and WHEREAS, the Company and Executive now wish to fully and finally to resolve all matters between them. NOW, THEREFORE, in consideration of, and subject to, the severance benefits payable to Executive pursuant to the Agreement, the adequacy of which is hereby acknowledged by Executive, and which Executive acknowledges that she would not otherwise be entitled to receive, Executive and the Company hereby agree as follows: 1. General Release of Claims by Executive. (a) Executive, on behalf of herself and her executors, heirs, administrators, representatives and assigns, hereby agrees to release and forever discharge the Company and all predecessors, successors and their respective parent corporations, affiliates, related, and/or subsidiary entities, and all of their past and present investors, directors, shareholders, officers, general or limited partners, employees, attorneys, agents and representatives, and the employee benefit plans in which Executive is or has been a participant by virtue of her employment with or service to the Company (collectively, the “Company Releasees”), from any and all claims, debts, demands, accounts, judgments, rights, causes of action, equitable relief, damages, costs, charges, complaints, obligations, promises, agreements, controversies, suits, expenses, compensation, responsibility and liability of every kind and character whatsoever (including attorneys’ fees and costs), whether in law or equity, known or unknown, asserted or unasserted, suspected or unsuspected (collectively, “Claims”), which Executive has or may have had against such entities based on any events or circumstances arising or occurring on or prior to the date hereof or on or prior to the date hereof, arising directly or indirectly out of, relating to, or in any other way involving in any manner whatsoever Executive’s employment by or service to the Company or the termination thereof, including any and all claims arising under federal, state, or local laws relating to employment, including without limitation claims of wrongful discharge, breach of express or implied contract, fraud, misrepresentation, defamation, or liability in tort, and claims of any kind that may be brought in any court or administrative agency including, without limitation, claims under Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. Section 2000, et seq.; the Americans with Disabilities Act, as amended, 42 U.S.C. § 12101 et seq.; the Rehabilitation Act of 1973, as amended, 29 U.S.C. § 701 et seq.; the Civil Rights Act of 1866, and the Civil Rights Act of 1991; 42 U.S.C. Section 1981, et seq.; the Age Discrimination in Employment Act, as amended, 29 U.S.C. Section 621, et seq. (the “ADEA”); the Equal Pay Act, as amended, 29 U.S.C. Section 206(d); regulations of the Office of Federal Contract Compliance, 41 C.F.R. Section 60, et seq.; the Family and Medical Leave Act, as amended, DocuSign Envelope ID: 67ABBAF9-C311-4B29-BCAC-0403902A0CE1

2 29 U.S.C. § 2601 et seq.; the Fair Labor Standards Act of 1938, as amended, 29 U.S.C. § 201 et seq.; the Employee Retirement Income Security Act, as amended, 29 U.S.C. § 1001 et seq. Notwithstanding the generality of the foregoing, Executive does not release the following claims: (i) Claims for unemployment compensation or any state disability insurance benefits pursuant to the terms of applicable state law; (ii) Claims for workers’ compensation insurance benefits under the terms of any worker’s compensation insurance policy or fund of the Company; (iii) Claims pursuant to the terms and conditions of the federal law known as COBRA; (iv) Claims for indemnity under the bylaws of the Company, as provided for by Delaware law or under any applicable insurance policy with respect to Executive’s liability as an employee, director or officer of the Company; (v) Executive’s right to bring to the attention of the Equal Employment Opportunity Commission or any other federal, state or local government agency claims of discrimination, or from participating in an investigation or proceeding conducted by the Equal Employment Opportunity Commission or any other federal, state or local government agency; provided, however, that Executive does release her right to secure any damages for alleged discriminatory treatment; (vi) Claims based on any right Executive may have to enforce the Company’s executory obligations under the Agreement; (vii) Claims Executive may have to vested or earned compensation and benefits; and (viii) Executive’s right to communicate or cooperate with any government agency. (b) EXECUTIVE ACKNOWLEDGES THAT SHE HAS BEEN ADVISED OF AND IS FAMILIAR WITH THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542, WHICH PROVIDES AS FOLLOWS: “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.” BEING AWARE OF SAID CODE SECTION, EXECUTIVE HEREBY EXPRESSLY WAIVES ANY RIGHTS SHE MAY HAVE THEREUNDER, AS WELL AS UNDER ANY OTHER STATUTES OR COMMON LAW PRINCIPLES OF SIMILAR EFFECT. [Note: Clauses (c), (d) and (e) apply only if Executive is age 40 or older at time of termination] (c) Executive acknowledges that this Release was presented to her on the date indicated above and that Executive is entitled to have [twenty-one (21)][forty-five (45)] days’ time in which to consider it. Executive further acknowledges that the Company has advised her that she is waiving her DocuSign Envelope ID: 67ABBAF9-C311-4B29-BCAC-0403902A0CE1

3 rights under the ADEA, and that Executive should consult with an attorney of her choice before signing this Release, and Executive has had sufficient time to consider the terms of this Release. Executive represents and acknowledges that if Executive executes this Release before [twenty-one (21)][forty-five (45)] days have elapsed, Executive does so knowingly, voluntarily, and upon the advice and with the approval of Executive’s legal counsel (if any), and that Executive voluntarily waives any remaining consideration period. (d) Executive understands that after executing this Release, Executive has the right to revoke it within seven (7) days after her execution of it. Executive understands that this Release will not become effective and enforceable unless the seven (7) day revocation period passes and Executive does not revoke the Release in writing. Executive understands that this Release may not be revoked after the seven (7) day revocation period has passed. Executive also understands that any revocation of this Release must be made in writing and delivered to the Company at its principal place of business within the seven (7) day period. (e) Executive understands that this Release shall become effective, irrevocable, and binding upon Executive on the eighth (8th) day after her execution of it, so long as Executive has not revoked it within the time period and in the manner specified in clause (d) above. (f) Executive further understands that Executive will not be given any severance benefits under the Agreement unless this Release is effective on or before the date that is fifty-five (55) days following the date of Executive’s termination of employment. 2. No Assignment. Executive represents and warrants to the Company Releasees that there has been no assignment or other transfer of any interest in any Claim that Executive may have against the Company Releasees. Executive agrees to indemnify and hold harmless the Company Releasees from any liability, claims, demands, damages, costs, expenses and attorneys’ fees incurred as a result of any such assignment or transfer from Executive. 3. Severability. In the event any provision of this Release is found to be unenforceable by an arbitrator or court of competent jurisdiction, such provision shall be deemed modified to the extent necessary to allow enforceability of the provision as so limited, it being intended that the parties shall receive the benefit contemplated herein to the fullest extent permitted by law. If a deemed modification is not satisfactory in the judgment of such arbitrator or court, the unenforceable provision shall be deemed deleted, and the validity and enforceability of the remaining provisions shall not be affected thereby. 4. Interpretation; Construction. The headings set forth in this Release are for convenience only and shall not be used in interpreting this Agreement. This Release has been drafted by legal counsel representing the Company, but Executive has participated in the negotiation of its terms. Furthermore, Executive acknowledges that Executive has had an opportunity to review and revise the Release and have it reviewed by legal counsel, if desired, and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Release. Either party’s failure to enforce any provision of this Release shall not in any way be construed as a waiver of any such provision, or prevent that party thereafter from enforcing each and every other provision of this Release. 5. Governing Law and Venue. This Release will be governed by and construed in accordance with the laws of the United States of America and the State of California applicable to contracts made and to be performed wholly within such State, and without regard to the conflicts of laws principles thereof. Any suit brought hereon shall be brought in the state or federal courts sitting in San Diego, CA, the Parties hereby waiving any claim or defense that such forum is not convenient or proper. Each party hereby agrees DocuSign Envelope ID: 67ABBAF9-C311-4B29-BCAC-0403902A0CE1

4 that any such court shall have in personam jurisdiction over it and consents to service of process in any manner authorized by California law. 6. Entire Agreement. This Release and the Agreement constitute the entire agreement of the Parties in respect of the subject matter contained herein and therein and supersede all prior or simultaneous representations, discussions, negotiations and agreements, whether written or oral. This Release may be amended or modified only with the written consent of Executive and an authorized representative of the Company. No oral waiver, amendment or modification will be effective under any circumstances whatsoever. 7. Counterparts. This Release may be executed in multiple counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument. (Signature Page Follows) DocuSign Envelope ID: 67ABBAF9-C311-4B29-BCAC-0403902A0CE1

IN WITNESS WHEREOF, and intending to be legally bound, the Parties have executed the foregoing Release as of the date first written above. EXECUTIVE ZENO MANAGEMENT, INC. By: Print Name: Iris Roth, Ph.D. Print Name: Title: DocuSign Envelope ID: 67ABBAF9-C311-4B29-BCAC-0403902A0CE1

DocuSign Envelope ID: 67ABBAF9-C311-4B29-BCAC-0403902A0CE1

Appendix I Certain Payments by the Company 1. Gross-Up Payment. Notwithstanding any other provision to the contrary contained in the Agreement or in any other plan, arrangement or agreement to which Executive is a party or which is applicable to Executive, if it shall be determined that any Payment (as defined below) will be subject to the Excise Tax (as defined below), then Executive shall be entitled to receive an additional cash payment (the “Gross-Up Payment”) from the Company (or its successor) equal to the sum of the Excise Tax payable by Executive plus an amount such that, after payment by Executive of all taxes (and any interest or penalties imposed with respect to such taxes), including without limitation, any federal, state or local income or employment taxes on the Gross-Up Payment and the Excise Tax imposed upon the Gross-Up Payment, but excluding any income or employment taxes imposed on the Payment itself, Executive retains an amount of the Gross-Up Payment such that Executive is in the same after-tax position as if the Excise Tax had not been imposed. 2. Determinations. Subject to the provisions of Section 3 below, all determinations required to be made under this Appendix I, including whether and when a Gross-Up Payment is required, the amount of such Gross-Up Payment, and the assumptions to be utilized in arriving at such determination, shall be made by an independent accounting firm or consulting group with nationally recognized standing and substantial expertise and experience in making such determinations retained by the Company prior to the occurrence of a Change in Control for purposes of making the determinations in this Appendix I (the “280G Firm”). The 280G Firm shall provide detailed supporting calculations to the Company and Executive within fifteen (15) business days of the receipt of notice from Executive that there has been a Payment or such earlier time as is requested by the Company. All fees and expenses of the 280G Firm shall be borne solely by the Company. Any determination by the 280G Firm shall be binding upon the Company and Executive. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the 280G Firm hereunder, it is possible that Gross-Up Payments that will not have been made by the Company should have been made in accordance with this Appendix I (the amount of such Gross-Up Payments not made, the “Underpayment”), consistent with the calculations required to be made hereunder. In the event the Company exhausts its remedies pursuant to Section 3 below and Executive is thereafter required by a taxing authority to make a payment of any Excise Tax as the result of an Underpayment, the 280G Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of Executive. 3. Claims by Taxing Authority. Executive shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of the Gross-Up Payment or that there has been an Underpayment. Such notification shall be given as soon as practicable, but no later than ten (10) business days after Executive is informed in writing of such claim. Executive shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. Executive shall not pay such claim prior to the expiration of the thirty (30)-day period following the date on which Executive gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies Executive in writing prior to the expiration of such period that the Company desires to contest such claim, Executive shall: DocuSign Envelope ID: 67ABBAF9-C311-4B29-BCAC-0403902A0CE1

a. give the Company any information reasonably requested by the Company relating to such claim; b. take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company; c. cooperate with the Company in good faith in order to effectively contest such claim; and d. permit the Company to participate in any proceedings relating to such claim; provided, however, that the Company shall bear and pay directly all costs and expenses (including any attorney’s fees and additional interest and penalties) incurred in connection with such contest, and shall indemnify and hold Executive harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties) imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this Section 3, the Company shall control all proceedings taken in connection with such contest, and, at its sole discretion, may pursue or forgo any and all administrative appeals, proceedings, hearings, and conferences with the applicable taxing authority in respect of such claim and may, at its sole discretion, pay the tax claimed to the appropriate taxing authority on behalf of Executive and direct Executive to sue for a refund or to contest the claim in any permissible manner, and Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction, and in one or more appellate courts, as the Company shall determine; provided, however, that, if the Company pays such claim and directs Executive to sue for a refund, the Company shall indemnify and hold Executive harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such payment or with respect to any imputed income in connection with such payment; and provided, further, that any extension of the statute of limitations relating to payment of taxes for the taxable year of Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company’s control of the contest shall be limited to issues with respect to a Gross-Up Payment payable hereunder, and Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority. 4. Refunds. If, after the receipt by Executive of a Gross-Up Payment or payment by the Company of an amount on Executive’s behalf in connection with a claim pursuant to Section 3 above, Executive becomes entitled to receive any refund with respect to the Excise Tax to which such Gross-Up Payment relates or with respect to such claim, Executive shall (subject to the Company’s complying with the requirements of Section 3 above, if applicable) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after payment by the Company of an amount on Executive’s behalf pursuant to Section 3 above, a determination is made that Executive shall not be entitled to any refund with respect to such claim and the Company does not notify Executive in writing of its intent to contest such denial of refund prior to the expiration of thirty (30) days after such determination, then the amount of such payment shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid. 5. Payment of the Gross-Up Payment. Any Gross-Up Payment, as determined pursuant to this Appendix I, shall be paid by the Company to Executive within ten (10) days of the receipt of the 280G Firm’s determination that such a Gross-Up Payment is required; provided that the Gross-Up Payment shall in all events be paid no later than the end of Executive’s taxable year next following DocuSign Envelope ID: 67ABBAF9-C311-4B29-BCAC-0403902A0CE1

Executive’s taxable year in which the Excise Tax (and any income or other related taxes or interest or penalties thereon) on a Payment is remitted to the Internal Revenue Service or any other applicable taxing authority or, in the case of amounts relating to a claim described in Section 3 above that does not result in the remittance of any federal, state, local, and foreign income, excise, social security, and other taxes, the calendar year in which the claim is finally settled or otherwise resolved. Notwithstanding any other provision of this Agreement, the Company may, in its sole discretion, withhold and pay over to the Internal Revenue Service or any other applicable taxing authority, for the benefit of Executive, all or any portion of any Gross-Up Payment, and Executive hereby consents to such withholding. 6. Certain Definitions. The following terms shall have the following meanings for purposes of this Agreement: a. “Excise Tax” shall mean the excise tax imposed by Section 4999 of the Code, together with any interest or penalties imposed with respect to such excise tax. b. “Payment” shall mean any payment or distribution in the nature of compensation (within the meaning of Section 280G(b)(2) of the Code) to or for the benefit of Executive, whether paid or payable pursuant to the Plan or this Agreement or otherwise. DocuSign Envelope ID: 67ABBAF9-C311-4B29-BCAC-0403902A0CE1